Q3 2025: American Bitcoin highlights Note: (1) American Bitcoin acquires Bitcoin through a combination of Bitcoin mining operations and purchases executed at prevailing market prices, primarily funded through proceeds generated under the American Bitcoin at-the-market (“ATM”) equity offering program, pursuant to which the company issued 11,017,341 shares of Class A Common Stock for gross proceeds of approximately $90.0M, incurring issuance costs of approximately $2.0M during the period from September 3, 2025 to September 30, 2025, and 5,523,058 shares of Class A Common Stock for gross proceeds of approximately $33.9M, incurring issuance costs of approximately $0.1M during the period from October 1, 2025 to November 3, 2025; (2) American Bitcoin mined 563 Bitcoin and purchased 2,451 Bitcoin during the three months ended September 30, 2025, and mined 871 Bitcoin and purchased 2,451 Bitcoin during the nine months ended September 30, 2025; (3) Bitcoin held as of September 30, 2025 includes 2,385 Bitcoin pledged or otherwise collateralized; (4) Includes 258 Bitcoin purchased by American Bitcoin during the period from October 1, 2025 to November 3, 2025; (5) Bitcoin held as of November 3, 2025 includes 2,776 Bitcoin pledged or otherwise collateralized Certain Key Financial Metrics Certain Key Bitcoin Reserve Metrics (in USD thousands, except percentage) Three Months Ended September 30, 2025 Nine Months Ended September 30, 2025 Revenue $64,220 $106,843 Cost of Revenue $28,279 $55,267 Gross Margin 56% 48% As of September 30, 2025 As of November 3, 2025 Bitcoin Held in Reserve1 3,4182,3 3,9604,5